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                                                                     Exhibit 4.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              AMENDED AND RESTATED
                              COMMON STOCK WARRANT


Warrant No. CS-((Number)) - Amended and Restated


                              Connected Corporation


                                     RECITAL

         Connected Corporation, a Delaware corporation (hereinafter with its successors called the "Company") and ((Name)) (the "Holder"), among others, executed an Unsecured Convertible Promissory Note and Warrant Purchase Agreement dated June ((Date)), 1999, (the "Agreement"), pursuant to which the Company issued to the Holder: (1) an Unsecured Subordinated Convertible Promissory Note dated June ((Date)), 1999 (the "Note"); and (2) a Common Stock Warrant dated June ((Date)), 1999, and labeled with the designation CS-((Number)) (the "Warrant"). Pursuant to Section 16 of the Warrant, the Warrant could be amended, modified or waived with the written consent of the Company and the holders of Warrants representing at least 50% of the number of shares of Common Stock then issuable upon the exercise of the Warrants. On October 31, 1999, the Company and the holders of Warrants representing at least 50% of the number of shares of Common Stock then issuable upon the exercise of the Warrants agreed to amend and restate the Warrant, as set forth below, by executing an Amendment to Unsecured Subordinated Convertible Promissory Note and Warrant Purchase Agreement, Unsecured Subordinated Convertible Promissory Note, and Common Stock Warrant.


                         Void after June ((Date)), 2004



         1. Issuance. This Amended and Restated Common Stock Warrant is issued to the Holder by the Company in substitution and exchange for the Warrant. This Amended and Restated Warrant is intended to evidence and represent the rights of the Holder under the Warrant, and is not intended as a novation thereof. References to the Warrant shall mean this Amended and Restated Warrant for the purposes of the remainder hereof.
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         2. (a) Exercise of Warrant to Purchase Common Stock. Subject to the
terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 63 Fountain Street, Framingham, Massachusetts 01701, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share of Sixty-Five Cents ($0.65) (the "Purchase Price") an amount of fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company (the "Common Stock"). The Warrant may not be exercised until the earliest of October 31, 1999, a Qualified Financing (as defined below) or a Liquidation Transaction (as defined below). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

                  (b) Common Stock; Warrant Denominator. For purposes hereof, Qualified Financing means the issuance and sale by the Company of shares of a newly-designated series or class of Preferred Stock or other securities (the "Qualified Financing Securities") for an aggregate sale price of at least $3,000,000.00 net of any amount received from the conversion of the Notes (as defined in the Purchase Agreement, as defined below) and Warrants. If the Qualified Financing shall occur on or before October 31, 1999, the term "Warrant Denominator" shall mean the per share purchase price of the Qualified Financing Securities. If the Company sells, conveys, liquidates, or otherwise disposes of all or substantially all fixed property, assets or business in any transaction or series of related transactions or mergers into, consolidates with any other corporation or entity or effects any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is transferred to another person or entity on or before October 31, 1999 (a "Liquidation Transaction") or if the Qualified Financing does not occur on or before October 31, 1999, the term "Warrant Denominator" shall be $4.20 per share. The number of shares of Common Stock purchasable at the Purchase Price upon exercise of this Warrant shall be equal to the quotient of (i) ((M_200_of_Principal_Investors_Note)), divided by (ii) the Warrant Denominator.

         3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check in immediately available funds, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

         4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


               Amended and Restated Common Stock Warrant -- Page 2
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                                   X = Y (A-B)
                                       -------
                                        A

where

                  X = the number of shares to be issued to the Holder pursuant to this Section 4.

                  Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

                  A = the fair market value of one share of Common Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

                  B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

         5. Easy Sale Exercise. In lieu of the payment method set forth in
Section 4 above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer"), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Purchase Price directly to the Company.

         6. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         7. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         8. Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on June ((Date)), 2004, or effective upon the closing of a firm commitment underwritten public offering of shares of Common Stock in which
(i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $8.00 per share (appropriately adjusted to reflect any subdivision, combination or stock dividend of or with respect to the Common Stock) (the "Qualifying Public Offering"), whichever is earlier, and shall be void thereafter (the "Expiration Date"). Notwithstanding the


               Amended and Restated Common Stock Warrant -- Page 3
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foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

         9. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full and the conversion into shares of Common Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         10. Stock Dividends. If after the Original Issue Date (as defined below) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         11. Mergers and Reclassifications. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 10 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance (or, if there are no holders of Common Stock at such time, by a holder of the number of shares of Common Stock which might have been acquired by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance upon the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Common Stock receivable upon such exercise), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.


               Amended and Restated Common Stock Warrant -- Page 4
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         12. Fractional Shares. In no event shall any fractional share of Common
Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         13. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         14. Notices of Record Date, Etc. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         15. Other Warrants. This Warrant is one of a series of warrants (collectively, the "Warrants") that were originally issued by the Company pursuant to an Unsecured Subordinated Convertible Promissory Note and Warrant Purchase Agreement between the Company and the Investors, dated June ((Date)), 1999, among the Company and the other parties thereto (as the same may be amended from time to time, hereinafter referred to as the "Purchase Agreement"). The "Original Issue Date" of this Warrant is June ((Date)), 1999.

         16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders of Warrants representing at least 50% of the number of shares of Common Stock then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms


               Amended and Restated Common Stock Warrant -- Page 5
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of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

         17. Warrant Register; Transfers, Etc.

                  (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  (b) Subject to compliance with applicable federal and state securities laws and transferee becoming subject to the obligations of the Purchase Agreement, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as ((Name)) is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         18. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         19. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.


               Amended and Restated Common Stock Warrant -- Page 6
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         20. Successors and Assigns. This Warrant shall be binding upon the
Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         21. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         22. HSR Act. The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date the Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date or the completion of the Qualifying Public Offering so long as the Holder has made the initial filing required under the HSR Act within one month following the Expiration Date.



                  [Remainder of Page Left Intentionally Blank]



               Amended and Restated Common Stock Warrant -- Page 7
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Dated:  November  3, 1999                     Connected Corporation


(Corporate Seal)                              By:__________________________
                                                   David A. Cane, President
Attest:
__________________________

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                                  Subscription


To: _________________________                          Date: ___________________


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                        _________________________
                                        Signature

                                        _________________________
                                        Name for Registration

                                        _________________________
                                        Address



                            Net Issue Election Notice


To:  _________________________                         Date: ___________________


         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

                                          _________________________
                                          Signature

                                          _________________________
                                          Name for Registration

                                          _________________________
                                          Address


               Amended and Restated Common Stock Warrant -- Page 9
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                                   Assignment


         For value received ____________________________ hereby sells,

assigns and transfers unto ______________________________________

______________________________________________________________________
    Please print or typewrite name and address of Assignee

______________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_______________________


                                        _________________________________
In the Presence of:


______________________________


              Amended and Restated Common Stock Warrant -- Page 10
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                            List of Warrant Holders

 1. Technologies for Information & Entertainment III, LP

 2. Middlefield Ventures, Inc.

 3. Ronald O. Lachman

 4. Solstice Capital

 5. Softbank America, Inc.

 6. Craig Randall

 7. Norman Meisner

 8. Carl Lazarus

 9. James Priest

10. David Cane

11. Charles Robbins

12. Charles Kline

13. William Keating

14. David Arthur Norman and Mamie Ruth Norman, as Trustees of the Norman Family Revocable Trust

15. J3D Limited Partnership

16. H&Q Connected Investors

17. Hambrecht & Quist Employee Venture Fund, L.P. II